Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of our report dated May 25, 2017, relating to our audit of the consolidated financial statements of Arris Petroleum Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ EKS&H LLLP
EKS&H LLLP

August 9, 2017
Denver, Colorado